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                                                                     EXHIBIT 4.1


     Description of Specimen Stock Certificate for Class A Common Stock of divine interVentures, inc. (the "Company")


Face of Certificate:

     The front of the specimen stock certificate for the Company's Class A Common Stock (the "Certificate") contains the logo of the Company above the name of the Company and the Class A Common Stock's CUSIP number 255404. The Certificate is signed by Larry S. Freedman, Secretary of the Company, and Andrew
J. Filipowski, Chief Executive Officer of the Company. The Company's corporate seal appears in the middle of the lower edge of the Certificate. The face of the Certificate also contains the following language:

     "This certifies that ____________________ is the owner of ____________
fully-paid and non-assessable shares of Class A Common Stock, par value $.001 each, of divine interVentures, inc. (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable on the books of the Corporation by the holder of record hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

     In witness whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto."

Reverse of Certificate:

     The back of the certificate contains the following language:

     "The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Secretary of the Corporation at its principal office or to the transfer agent named on the face of this certificate."

     The reverse of the Certificate also contains standard stock transfer instructions.